Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm, included in or made a part of this Registration Statement.


                                           /s/ Arthur Andersen LLP

                                           ARTHUR ANDERSEN LLP


   Milwaukee, Wisconsin
   May 27, 1998